Exhibit 23







                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2001 relating to the financial statements of Ford Motor Company and Subsidiaries and of our report dated March 19, 2001 relating to the financial statements of Ford Capital BV and Subsidiaries, which appear in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, MI
March 21, 2001